Exhibit 99.1

News Release

Company Contacts:
Gregory Walker,	Sonia Segovia,
VP, Finance and CFO	IR Coordinator
Tel: (408) 938-6457	Tel: (408) 938-6491
Email:gregory.walker@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Third Fiscal Quarter Results

SAN JOSE, Calif.—October 29, 2015—PDF Solutions, Inc. (“PDF Solutions” or the “Company”) (NASDAQ: PDFS), the leading provider of process-design integration technologies to enhance integrated circuit (IC) manufacturability, today announced financial results for its third fiscal quarter ended September 30, 2015.

Total revenues for the third fiscal quarter of 2015 totaled $23.9 million, up 3% from $23.2 million for the second fiscal quarter of 2015 and up 7% when compared to total revenues of $22.4 million for the third fiscal quarter of 2014. Design-to-silicon-yield solutions revenue for the third fiscal quarter of 2015 totaled $17.2 million, up 22% from $14.2 million for the second fiscal quarter of 2015 and up 59% when compared to design-to-silicon-yield solutions revenue of $10.9 million for the third fiscal quarter of 2014. Gainshare performance incentives revenue for the third fiscal quarter of 2015 totaled $6.6 million, down 27% from $9.1 million for the second fiscal quarter of 2015 and down 43% when compared to gainshare performance incentives revenue of $11.5 million for the third fiscal quarter of 2014.

On a GAAP basis, net income for the third fiscal quarter of 2015 was $1.5 million, or $0.05 per basic and diluted share, compared to $2.1 million, or $0.07 per basic and diluted share, for the second fiscal quarter of 2015, and compared to $1.8 million, or $0.06 per basic and $0.05 per diluted share, for the third fiscal quarter of 2014.

Cash and cash equivalents were $126.3 million at September 30, 2015, compared to $115.5 million at December 31, 2014.

Non-GAAP net income for the third fiscal quarter of 2015 was $5.8 million, or $0.18 per diluted share, compared to $5.9 million, or $0.18 per diluted share, for the second fiscal quarter of 2015, and compared to $6.3 million, or $0.20 per diluted share, for the third fiscal quarter of 2014. EBITDAR for the third fiscal quarter of 2015 was $7.4 million, or $0.23 per diluted share, compared to $7.2 million, or $0.22 per diluted share, for the second fiscal quarter of 2015, and compared to $7.6 million, or $0.24 per diluted share, for the third fiscal quarter of 2014.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://www.pdf.com/events. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP net income excludes the effects of non-recurring items, stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, and their related income tax effects, as applicable, as well as adjusts for the non-cash portion of income taxes. EBITDAR is calculated by taking GAAP net income, adding back the effects of non-recurring items, stock-based compensation expenses, amortization of acquired technology and other acquired intangibles, depreciation expense and income tax provision (benefit). These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental measures to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of certain non-recurring items) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s financial statements presented below. For a more detailed reconciliation of the adjustments made to comparable GAAP measures, please refer the “GAAP to Non-GAAP and EBITDAR Reconciliation” provided in the Investor Relations section of our website at http://ir.pdf.com/sec.cfm.

Forward-Looking Statements

The statements made on the conference call to regarding PDF Solutions' financial results for its third fiscal quarter ended September 30, 2015, including the Company's future expected financial results, are forward looking and are subject to events and circumstances of the future. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: customers' production volumes at gainshare-covered facilities; continued adoption of the Company's solutions by new and existing customers; project milestones or delays and performance criteria achieved; the provision of technology and services prior to the execution of a final contract; and other risks set forth in PDF Solutions' periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Reports on Form 10-K, most recently filed for the year ended December 31, 2014, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

About PDF Solutions

PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle. PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations. PDF Solutions’ Characterization Vehicle® (CV®) electrical test chip infrastructure provides the core modeling capabilities, and is used by more leading manufacturers than any other test chips in the industry. Proprietary Template™ layout patterns provide optimum area, performance, and manufacturability for designing IC products. Exensio™ -Yield provides world-class variability control in manufacturing by leveraging PDF Solutions’ industry-leading yield management technology and fault detection and classification (FDC) with Exensio™ -Control software. Exensio™ -Test leverages integration and analysis technology that produces diagnostic and predictive information that can be used to further optimize semiconductor yields. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Canada, China, France, Germany, Italy, Japan, Korea, and Taiwan. For the Company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle®, CV®, dataConductor®, PDF Solutions®, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries. Exensio™, Template™ and YieldAware™ are trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	September 30,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$126,259	$115,464
Accounts receivable, net	31,550	37,725
Deferred tax assets - current portion	2,805	3,343
Prepaid expenses and other current assets	4,727	2,888
Total current assets	165,341	159,420
Property and equipment, net	11,362	8,832
Deferred tax assets - non-current portion	7,174	8,025
Goodwill	470	-
Intangible assets, net	4,831	-
Other non-current assets	2,882	1,161
Total assets	$192,060	$177,438

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,453	$803
Accrued compensation and related benefits	4,257	6,112
Accrued and other current liabilities	2,928	1,733
Deferred revenues - current portion	5,024	3,740
Billings in excess of recognized revenue	149	-
Total current liabilities	13,811	12,388
Non-current liabilities	2,971	3,227
Total liabilities	16,782	15,615

Stockholders’ equity:
Common stock and additional paid-in-capital	263,910	248,739
Treasury stock at cost	(44,718)	(34,048)
Accumulated deficit	(42,577)	(52,187)
Accumulated other comprehensive loss	(1,337)	(681)
Total stockholders’ equity	175,278	161,823
Total liabilities and stockholders’ equity	$192,060	$177,438

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014

Revenues:
Design-to-silicon-yield solutions	$17,246	$14,159	$10,860	$49,557	$38,871
Gainshare performance incentives	6,632	9,051	11,546	24,348	35,231
Total revenues	23,878	23,210	22,406	73,905	74,102

Costs of Design-to-silicon-yield solutions:
Direct costs of Design-to-silicon-yield solutions	10,172	9,888	9,722	28,863	28,273
Impairment of deferred costs	-	-	1,892	-	1,892
Amortization of acquired technology	80	-	-	80	-
Total costs of Design-to-silicon-yield solutions	10,252	9,888	11,614	28,943	30,165
Gross profit	13,626	13,322	10,792	44,962	43,937

Operating expenses:
Research and development	5,173	4,437	3,349	13,698	10,282
Selling, general and administrative	5,665	5,216	4,498	15,336	13,487
Amortization of other acquired intangible assets	89	-	-	89	31
Restructuring charges	-	-	-	-	57
Total operating expenses	10,927	9,653	7,847	29,123	23,857

Income from operations	2,699	3,669	2,945	15,839	20,080
Interest and other income (expense), net	64	52	33	166	(82)
Income before income taxes	2,763	3,721	2,978	16,005	19,998
Income tax provision	1,269	1,572	1,217	6,395	7,287
Net income	$1,494	$2,149	$1,761	$9,610	$12,711

Net income per share:
Basic	$0.05	$0.07	$0.06	$0.31	$0.41
Diluted	$0.05	$0.07	$0.05	$0.30	$0.40

Weighted average common shares:
Basic	31,516	31,522	30,876	31,458	30,648
Diluted	32,106	32,400	32,079	32,266	31,975

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
GAAP net income	$1,494	$2,149	$1,761	$9,610	$12,711
Adjustments to reconcile GAAP net income to non-GAAP net income:
Stock-based compensation expense	2,564	2,355	2,226	7,118	6,259
Impairment of deferred costs	-	-	1,892	-	1,892
Previously impaired costs (1)	-	-	-	(1,892)	-
Amortization of acquired technology	80	-	-	80	-
Amortization of other acquired intangible assets	89	-	-	89	31
Restructuring charges	-	-	-	-	57
Acquisition costs (2)	290	482	-	772	-
Acquisition related contingent earn-out (2)	475	-	-	475	-
Acquisition related deferred revenue adjustment (2)	501	-	-	501	-
Non-cash portion of income tax expense	270	882	428	3,115	3,797
Non-GAAP net income	$5,763	$5,868	$6,307	$19,868	$24,747

GAAP net income per diluted share	$0.05	$0.07	$0.05	$0.30	$0.40
Non-GAAP net income per diluted share	$0.18	$0.18	$0.20	$0.62	$0.77

Shares used in diluted shares calculation	32,106	32,400	32,079	32,266	31,975

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP NET INCOME TO EBITDAR (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014

GAAP net income	$1,494	$2,149	$1,761	$9,610	$12,711
Adjustments to reconcile GAAP net income to EBITDAR:
Stock-based compensation expense	2,564	2,355	2,226	7,118	6,259
Impairment of deferred costs	-	-	1,892	-	1,892
Previously impaired costs (1)	-	-	-	(1,892)	-
Amortization of acquired technology	80	-	-	80	-
Amortization of other acquired intangible assets	89	-	-	89	31
Restructuring charges	-	-	-	-	57
Acquisition costs (2)	290	482	-	772	-
Acquisition related contingent earn-out (2)	475	-	-	475	-
Acquisition related deferred revenue adjustment (2)	501	-	-	501	-
Depreciation expense	682	632	519	1,919	1,459
Income tax provision	1,269	1,572	1,217	6,395	7,287
EBITDAR	$7,444	$7,190	$7,615	$25,067	$29,696

EBITDAR per diluted share	$0.23	$0.22	$0.24	$0.78	$0.93

Shares used in diluted shares calculation	32,106	32,400	32,079	32,266	31,975

(1) As announced on September 29, 2014, we were unable to close two Design-to-silicon-yield solutions contracts, which restricted our ability to book revenue relating to work on these projects and required us to impair previously deferred costs of $1.9 million in the three months ended September 30, 2014. As reported on January 7, 2015, in the three months ended March 31, 2015, we executed those two contacts, which increased our Design-to-Silicon-Yield Solutions revenue in the quarter by approximately $6.0 million. Reinstatement of previously impaired costs is not allowed under US GAAP. Accordingly, in order to match the revenue and the cost associated with these two contracts, management has included these costs in the current period as a non-GAAP reconciling item.

(2) As announced on July 20, 2015, the Company completed the acquisition of Syntricity, Inc., the industry leading hosted solution for characterization and yield management. In relation to this acquisition, the company incurred direct acquisition costs, acquisition related contingent earn-out and recorded an adjustment to reduce revenue recognized from deferred revenue arising from the acquisition. Accordingly, for non-GAAP purposes, the Company is excluding these expenses and the reduction to revenue in order to provide better comparability between periods.